                                                                    Exhibit 1(a)

                              POTASH CORPORATION OF
                                SASKATCHEWAN INC.
                                 DEBT SECURITIES


                             UNDERWRITING AGREEMENT

                                                                   June 11, 1997
  To the Representatives of the
  several Underwriters named in the
  respective Terms Agreements
  hereinafter described.

Dear Sirs:

         Potash Corporation of Saskatchewan Inc., a Saskatchewan corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities referred to below (the "Securities") registered under the registration statement referred to below. The Securities will be issued under an
Indenture, as amended from time to time (the "Indenture") dated as of [      ],
1997 between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee") and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions, currencies and other terms, with all such terms for any particular series of Securities being determined at the time of sale. Particular series of the Securities may be sold to you, and to other firms on whose behalf you may act, for resale in accordance with the terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the "Purchased Securities", and the firm or firms which agree to purchase the same are hereinafter referred to as the "Underwriters" of such Purchased Securities and the representative or representatives of the Underwriters, if any, specified in a "Terms Agreement" are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives" as used in this Agreement shall mean the Underwriters. The terms and conditions herein shall constitute a separate agreement between the Company and the respective Underwriters in regard to each offering of Purchased Securities.

         The Company wishes to confirm its agreement with the Representatives and the other several Underwriters on whose behalf the Representatives are acting, in connection with the purchase of Securities by the Underwriters.

         1. Sales of Purchased Securities; Representatives; Terms Agreement. Particular sales of Purchased Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Terms Agreement relating thereto will act as Representatives. The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or, to the extent that Securities are sold, to sell Securities to any of the Underwriters, or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities to the Underwriters and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Purchased Securities specified therein. Each Terms Agreement shall specify the aggregate principal amount of such Purchased Securities, the initial public offering price of such Purchased Securities, the purchase price to the Underwriters of such Purchased Securities, the underwriting commission payable to the Underwriters in connection with the offering of such Purchased Securities, the names of the Underwriters of such Purchased Securities, the names of the Representatives of such Underwriters and the principal amount of such Purchased Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Purchased Securities and payment therefor. The Terms Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Purchased Securities. A Terms Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Terms Agreement shall be several and not joint.

         2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) A registration statement on Form S-3 (File No. 333-    ) in respect
of the Securities, prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "1933 Act"), has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the 1933 Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

         The term "Registration Statement" as used in this Agreement and the Terms Agreement with respect to any Purchased Securities means the registration statement, including all financial schedules and exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective but excluding the Form T-1, as amended to the date of such Terms Agreement. If it is contemplated, at the time such Terms Agreement is executed that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Purchased Securities may commence, the term "Registration Statement" as used in this Agreement and such Terms Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement and the Terms Agreement with respect to any Purchased Securities means the base prospectus included in the registration statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to such Purchased Securities in the form filed with the Commission on or after the date of such Terms Agreement pursuant to Rule 424(b) under the 1933 Act as the same may be amended or supplemented. The term "Prepricing Prospectus" as used in this Agreement and the Terms Agreement with respect to any Purchased Securities means the Base Prospectus together with any prospectus supplement subject to completion as filed with the Commission pursuant to Rule 424(b) under the 1933 Act, and as such Prepricing Prospectus shall have been amended or supplemented from time to time prior to the date of the Prospectus. Any reference in this Agreement or any Terms Agreement to the registration statement, the Registration Statement, the Base Prospectus, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

         (b) The Company and the transactions contemplated by this Agreement and each Terms Agreement meet the requirements for using Form S-3 under the 1933 Act; the Registration Statement, any Prepricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to any Prepricing Prospectus and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Purchased Securities through the Representatives expressly for use in the Prospectus relating to such Securities, or any amendment or supplement thereto.

         (c) The Company has filed in a timely manner each document or report incorporated by reference in the Prospectus as required to be filed under the 1934 Act and the rules and regulations thereunder; the Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Purchased Securities through the Representatives expressly for use in the Prospectus relating to such Securities.

         (d) The Company is a corporation duly incorporated and existing under the laws of the Province of Saskatchewan with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

         (e) All the Company's material subsidiaries (collectively, the "Subsidiaries") are set forth on Schedule III attached to the Terms Agreement relating to the Purchased Securities. Each Subsidiary is a corporation or limited partnership duly incorporated or organized, as the case may be, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or assets or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance incurred or arising otherwise than in the ordinary course of business.

         (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or to which any of their respective properties is subject which are required to be described in the Registration Statement or the Prospectus but are not described as required; and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectus that are not described as required by the 1933 Act or the 1934 Act and the rules and regulations thereunder.

         (g) Neither the Company nor any of the Subsidiaries is in (i) violation of its articles of incorporation or by-laws, or other organizational documents,
(ii) in violation of any law, ordinance, administrative or governmental rule, policy or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

         (h) Neither the issuance and sale of the Securities, the execution, delivery or performance of the Indenture, this Agreement or the Terms Agreement with respect to any Purchased Securities by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration or qualification of the Securities under the 1933 Act or the 1934 Act and compliance with the securities or Blue Sky laws of the various states of the United States and other jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         (i) Deloitte & Touche, who have reported upon the audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, and (i) KPMG Peat Marwick LLP, who have reported upon the audited financial statements of Arcadian Corporation incorporated by reference in the Registration Statement and the Prospectus and (ii) Coopers & Lybrand who have reported on the audited financial statements of a subsidiary of Arcadian Corporation incorporated by reference in the Registration Statement and the Prospectus, are, and during the periods covered by their respective reports were, auditors of the Company and Arcadian Corporation, respectively, and are independent auditors with respect to the Company and Arcadian Corporation, respectively, as required by the 1933 Act.

         (j) The consolidated financial statements of the Company and its subsidiaries (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position, the results of operations, retained earnings, and changes in financial position and the other information purported to be shown therein of the Company and its subsidiaries consolidated at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with accounting principles generally accepted in Canada (except that the financial statements of Arcadian Corporation were prepared in accordance with accounting principles generally accepted in the United States), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. Such financial statements have also been reconciled to generally accepted accounting principles in the United States in accordance with the requirements of Form S-3 and the 1933 Act. The pro forma consolidated financial information and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the 1933 Act and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the books and records of the Company and the Subsidiaries.

         (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Terms Agreement with respect to any Purchased Securities have been or will be duly and validly authorized by the Company, and this Agreement and the Terms Agreement with respect to any Purchased Securities have each been or will be duly executed and delivered by the Company and each constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except
(i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         (l) The Indenture has been duly and validly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws. The Indenture has been (or will have been) duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

         (m) The Purchased Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Representatives against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal, or state securities laws or the public policy underlying such laws. The Purchased Securities will conform in all material respects to the description thereof in the Registration Statement and the Prospectus.

         (n) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company (except for shares issued pursuant to share options and the Company's dividend reinvestment plan), or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having, or which may reasonably be expected to have, a Material Adverse Effect.

         (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described or incorporated by reference in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or are not, in the aggregate, materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole, and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole.

         (p) The Company and each of the Subsidiaries has such permits, approvals, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own their respective properties and to conduct their businesses in the manner described in the Prospectus, except where the failure to have any such Permit would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to situations that do not have a Material Adverse Effect and to such qualification as may be set forth in the Prospectus.

         (q) The Company is not and, upon sale of the Purchased Securities to be issued and sold in accordance with this Agreement and any Terms Agreement relating thereto and upon application of the net proceeds to the Company from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (r) Except as disclosed in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries are each in compliance with all applicable Environmental Laws (as hereafter defined), (ii) the Company and its Subsidiaries have all Permits, required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened Environmental Claims (as hereafter defined) against the Company or any of its Subsidiaries, and (iv) there are no circumstances with respect to any property or operations of the Company or its Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its Subsidiaries. In addition, based upon the Company's reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and its Subsidiaries, the

Company has reasonably concluded that, except as disclosed in the Registration Statement and the Prospectus, the costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or rehabilitation of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties) would not, singularly or in the aggregate, have a Material Adverse Effect.

         For purposes of this subsection, the following terms have the following meanings: "Environmental Law" means any Canadian or United States (or other applicable jurisdiction's) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy, guideline or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material, contaminant, waste or other substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claim" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Law.

         3. Terms of Public Offering. Upon the execution of the Terms Agreement applicable to any Purchased Securities and authorization by the Representatives of the release of such Purchased Securities, the several Underwriters propose to make a public offering of their respective portions of such Purchased Securities and initially to offer the Purchased Securities upon the terms set forth in the Prospectus. The Underwriters shall not offer or sell any of the Securities in Canada.

         4. Delivery of the Purchased Securities and Payment Therefor. Purchased Securities to be purchased by each Underwriter pursuant to the Terms Agreement relating thereto, in the form specified in such Terms Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company, and the aggregate underwriting commission in respect of the Purchased Securities set forth in such Terms Agreement, each shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price for such Purchased Securities as set forth in such Terms Agreement, all in the manner and at the place and time and date specified in such Terms Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Closing Date" for such Purchased Securities.

         5. Agreements of the Company. The Company agrees with each of the Underwriters of any Purchased Securities:

         (a) If, at the time the Terms Agreement with respect to any Purchased Securities is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of such Purchased Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective.

         (b) The Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any Material Adverse Change (or of any circumstance in which there is a reasonable possibility that there has been such a Material Adverse Change), or of the happening of any event in respect of the Company, including the filing of any information, documents or reports pursuant to the 1934 Act, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements therein (1) in the case of the Registration Statement, not misleading and (2) in the case of the Prospectus (as then amended or supplemented), in light of the circumstances under which they were made, not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the 1933 Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to the Representatives on behalf of the Underwriters, without charge:

                  (1) upon execution and delivery of the Terms Agreement with respect to any Purchased Securities, a copy of the registration statement and any amendment thereto (including exhibits and the Incorporated Documents) prior to effectiveness thereof, and the Registration State meant (including exhibits and the Incorporated Documents), signed as required by the 1933 Act, and such number of conformed copies thereof, but without exhibits, as the Representatives may reasonably request;

                  (2) upon execution and delivery of the Terms Agreement with respect to any Purchased Securities, a copy of the Prepricing Prospectus and the Prospectus, and concurrently with the filing thereof with the Commission, any amendment or supplement thereto;

                  (3) such number of copies of the Indenture as the Representatives may reasonably request; and

                  (4) during the period described in paragraph (f) hereof, upon filing thereof, a copy of any other document required to be filed by the Company under the 1933 Act or the 1934 Act.

         (d) The Company will not (i) file any amendment to the Registration Statement or make or file any amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall reasonably object in writing after being so advised or
(ii) so long as, in the written opinion of counsel for the Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the 1934 Act, without delivering a copy of such information, documents or reports to the Representatives, prior to or concurrently with such filing.

         (e) Prior to the execution and delivery of the Terms Agreement with respect to any Purchased Securities, the Company has delivered or will deliver to the Representatives, without charge, in such quantities as the Representatives have reasonably requested or may thereafter reasonably request, such number of copies of each form of the Prepricing Prospectus. The Company consents to the use prior to the date of the Prospectus, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the states in the United States and the other jurisdictions in which the Purchased Securities are offered by any Underwriter or dealer, of each Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of the Terms Agreement with respect to any Purchased Securities as possible and thereafter from time to time for such period as in the written opinion of counsel for the Underwriters a prospectus is required by the 1933 Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Representatives may reasonably request; provided that, if any Underwriter is required to deliver a prospectus in connection with sales of Purchased Securities at any time six-months or more after the time of issue of the Prospectus with respect thereto, the cost of such Prospectus shall be at the expense of such Underwriter. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by any Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the 1933 Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event of the type described in paragraph 5(b)(iii) hereof shall occur, or if it is necessary to supplement or amend the Prospectus (or to file under the 1934 Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the 1933 Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph
(d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers such number of copies thereof as the Underwriters may reasonably request. In the event that the Company and the Representatives agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

         (g) The Company will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders (within the meaning of Rule 158 of the 1933 Act) a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act.

         (i) During the period of three years after the date of each Terms Agreement, the Company will make available to the Representatives upon their request (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

         (j) If this Agreement or any Terms Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof or thereof (otherwise than pursuant to the second paragraph of Section 9 hereof or by notice given by the Representatives terminating this Agreement pursuant to
Section 9 or Section 10 hereof) or if this Agreement or any Terms Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill any of the conditions of this Agreement or such Terms Agreement, the Company will reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Representatives in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Purchased Securities substantially in accordance with the description set forth in the Prospectus.

         (l) The Company will prepare the Prospectus in relation to the applicable Purchased Securities in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement relating to the applicable Purchased Securities or, if applicable, such earlier time as may be required by Rule 424(b).

         (m) During the period beginning from the date of the Terms Agreement for such Purchased Securities and continuing to and including the later of (i) the termination of trading restrictions for such Purchased Securities, as notified to the Company by the Representatives and (ii) the Closing Date for such Purchased Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Closing Date and which are substantially similar to such Purchased Securities, without the prior written consent of the Representatives.

         6. Expenses. Except as otherwise provided for in Section 5(f), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them, this Agreement, any Terms Agreement, the Indenture and the Form T-1 (but excluding any agreements among the Underwriters); (ii) the printing (or reproduction) and delivery (including postage, air freight and delivery (including postage, air freight charges and charges for counting and packaging)) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them, in each case including the Incorporated Documents, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (or reproduction), execution and delivery of the Indenture and the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the offering of Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any Terms Agreement, the Blue Sky Memorandum, if any, and all other agreements or documents printed (or reproduced) and delivered in connection with the Securities; (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum, if any, and such registration and qualification); (vi) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc., if any; (vii) the fees and expenses of the Trustee; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         7. Conditions of Underwriters' Obligations. The several obligations of the Underwriters of any Purchased Securities under the Terms Agreement to purchase such Purchased Securities shall be subject, in the discretion of the Representatives, to the following conditions:

         (a) The Prospectus in relation to the applicable Purchased Securities shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

         (b) Subsequent to the effective date of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect, not contemplated by the Prospectus, which in the opinion of the Representatives, would materially, adversely affect the market for the Securities, or (ii) any event or development relating to or involving the Company or any officer or director of the Company referred to in paragraph 5(b)(iii) hereof which, in the opinion of the Company or the Underwriters and their counsel requires the making of additions to or changes in the Prospectus, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Representatives, materially adversely affect the market for the Securities.

         (c) Robertson Stromberg, Canadian counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date for the applicable Purchased Securities and addressed to the Representatives and to Skadden, Arps, Slate, Meagher & Flom (International), United States counsel to the Underwriters, to the effect that:

                  (i) The Company is a corporation incorporated and existing under the laws of the Province of Saskatchewan with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus, and is registered to carry on business under the laws of Saskatchewan and New Brunswick, being the only Canadian jurisdictions where the Company carries on any material portion of its business;

                  (ii) Each of the Canadian Subsidiaries (as defined in such opinion) is a corporation duly incorporated and existing under the laws of the Province of Saskatchewan, with full corporate power and authority to own, lease, and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock of each of the such Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable;

                  (iii) The Company has the corporate power and authority to enter into this Agreement and the Terms Agreement with respect to the Purchased Securities and to issue, sell and deliver the Purchased Securities to the Underwriters as provided herein and therein, and this Agreement and such Terms Agreement have been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Saskatchewan, have been duly executed and delivered by the Company;

                  (iv) The Indenture has been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Saskatchewan, have been duly executed and delivered by the Company;

                  (v) The Purchased Securities have been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Saskatchewan, have been duly executed and delivered by the Company;

                  (vi) To the knowledge of such counsel, the Company is not (A) in violation of its articles of incorporation or in material violation of its bylaws or (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus or where any such default or defaults, in the aggregate, would not have a Material Adverse Effect;

                  (vii) Neither the issuance, sale or delivery of the Purchased Securities, nor the execution, delivery or performance of the Indenture, this Agreement or the Terms Agreement with respect to any Purchased Securities, or compliance by the Company with all provisions of the Indenture, the Purchased Securities, this Agreement and such Terms Agreement, nor consummation by the Company of the transactions contemplated by the Indenture, the Purchased Securities, this Agreement and such Terms Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is known to such counsel, which conflict, breach or default would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any such agreement, indenture, lease or other instrument, nor will any such action result in any violation of the laws of the Province of Saskatchewan and the laws of Canada applicable therein (assuming compliance with all applicable securities and Blue Sky laws) or any judgment, injunction, order or decree known to such counsel, and applicable to the Company or any of its properties, which violation would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

                  (viii) No consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official in the Province of Saskatchewan is required on the part of the Company for the valid issuance and sale of the Purchased Securities to the Underwriters as contemplated by this Agreement and the Terms Agreement with respect to any Purchased Securities;

                  (ix) To the knowledge of such counsel, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings in the provinces of Saskatchewan and New Brunswick pending or threatened against the Company or any of the Canadian Subsidiaries which are material to the Company and its subsidiaries taken as a whole, or to which the Company or any of the Canadian Subsidiaries, or any of their respective properties is subject which are material to the Company and its subsidiaries taken as a whole, that are required to be described in the Prospectus;

                  (x) The choice of law of the State of New York as the governing law of this Agreement and the Terms Agreement with respect to the Purchased Securities will be upheld as a valid choice of law by a court of competent jurisdiction in the Province of Saskatchewan (a "Canadian Court"), provided that such choice of law is a valid choice under the laws of the State of New York and is made bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and provided that such choice of law is not contrary to public policy as that term is understood under the laws of the Province of Saskatchewan. Such counsel shall state that based solely upon a review of the terms of this Agreement and such Terms Agreement, it is aware of no public policy grounds that would be contravened by the choice of New York law to generally govern this Agreement and such Terms Agreement;

                  (xi) Subject to the qualifications set forth in paragraph (x) and paragraph (xiii), if an action were brought to enforce this Agreement and the Terms Agreement with respect to the Purchased Securities in a Canadian Court, the court would apply the laws of the State of New York, as the law governing this Agreement and such Terms Agreement upon appropriate evidence of such laws being adduced, provided that: (i) the laws of the Province of Saskatchewan respecting procedural matters shall govern the action; (ii) the application of the substantive laws of the State of New York is not contrary to public policy as that term is understood under the laws of the Province of Saskatchewan; (iii) none of the terms of this Agreement and such Terms Agreement are contrary to public policy as that term is understood under the laws of the Province of Saskatchewan, (iv) performance of any obligation sought to be enforced is not illegal by the law of the place of performance; (v) there are no Saskatchewan or federal laws of mandatory application which may affect the enforceability of agreements governed by foreign laws; (vi) the

         Canadian Court does not conclude that Saskatchewan is an inconvenient forum to hear such an action and, concurrent proceedings are not brought elsewhere; (vii) due service of process has been made upon the defendant in accordance with the laws of the Province of Saskatchewan; and (viii) the action is brought within the limitation period then applicable in the Province of Saskatchewan. Such counsel shall state that based solely upon a review of the terms of this Agreement and such Terms Agreement, it is aware of no public policy grounds that would be contravened by the enforcement of any of the terms of this Agreement and such Terms Agreement;

                  (xii) Although this Agreement and the Terms Agreement with respect to the Purchased Securities is expressed to be governed by and construed in accordance with the laws of the State of New York, in the event that in any action in a Canadian Court to enforce this Agreement and such Terms Agreement either (i) the court were to disregard the choice of New York law, or (ii) New York law was not proven to the court, and, in each case, the laws of the Province of Saskatchewan were applied to govern the legality, validity and interpretation of this Agreement and such Terms Agreement, subject to the qualifications set forth in paragraph (xiv) and the qualification that with respect to Sections 8(g) and 12 of this Agreement, there may be restrictions imposed by the common law upon persons who are not a party to an agreement regarding their ability to enforce provisions in such agreement for their benefit, this Agreement and such Terms Agreement would constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

                  (xiii) Subject to the qualifications set forth in paragraph
         (xiv), if an action is brought in a Canadian Court upon a final and conclusive judgment in personam of a New York Court respecting the enforcement of this Agreement and the Terms Agreement with respect to the Purchased Securities that is not void or voidable under New York law, the New York judgment shall be treated as conclusive as to any matter adjudicated upon and shall not be impeached for any error of fact or law, provided that: (i) the New York Court had jurisdiction over the judgment debtor as recognized by the Canadian Court (submission by the Company to the non-exclusive jurisdiction of a New York Court being sufficient); (ii) the Canadian Court does not conclude that the defendant, being the defendant in the original action was not duly served with the process of the New York Court and did not appear, notwithstanding that it was carrying on business or was ordinarily resident in New York and notwithstanding that it agreed to submit to the jurisdiction of that Court; (iii) such judgment was not obtained by fraud; (iv) such judgment is for a sum certain in money; (v) such judgment is not directly or indirectly for the payment of a penalty or a sum of money due under the revenue laws of New York or the United States of America; (vi) such judgment has not been satisfied or for any other reason is not a subsisting judgment; (vii) such judgment is not in respect of a cause of action that, for reasons of public policy or for some similar reason would not have been entertained by the Canadian Court; (viii) such judgment was not obtained in proceedings that were contrary to the principles of natural justice; (ix) there are no Saskatchewan or federal laws of mandatory application which would affect the enforceability of the judgment; and (x) the action to enforce such judgment is brought within the limitation period then applicable in the Province of Saskatchewan. Such counsel shall state that based solely upon this Agreement and such Terms Agreement, it is aware of no public policy grounds that would be contravened by the enforcement of judgments of a New York Court under this Agreement and such Terms Agreement; and

                  (xiv) In any action brought in a Canadian Court, the enforceability of this Agreement, the Terms Agreement with respect to the Purchased Securities or a New York judgment may be limited or precluded by: (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors rights generally; (ii) any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) any order made by the Competition Tribunal under the Competition Act (Canada);
         (iv) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity; (v) the limitation that, under the Currency Act (Canada), a Canadian Court may only give judgment in Canadian dollars; and (vi) applicable law in, or public policy as that term is understood in, the Province of Saskatchewan pertaining to any rights of indemnity or contribution contained in this Agreement and such Terms Agreement.

         In rendering their opinion as aforesaid, counsel may, as to factual and accounting matters, rely upon written certificates or statements of officers of the Company, public and stock exchange officials, or the auditors or transfer agents of the Company, and as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the Province of Saskatchewan and the laws of Canada applicable therein, provided that (1) each such counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to the Representatives and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

         (d) Goodman Phillips & Vineberg S.E.N.C. (Montreal), Canadian tax counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date for the applicable Purchased Securities and addressed to the Representatives and to Skadden, Arps, Slate, Meagher & Flom (International), United States counsel to the Underwriters, to the effect that:

                  (i) Subject to the, assumptions, limitations, qualifications and conditions set out therein, the statements made in the Prospectus relating to Canadian federal income tax laws under (1) the first two paragraphs of the section entitled "Certain Income Tax Considerations", and (2) the subheading "Certain Canadian Federal Income Tax Considerations", insofar as they relate to matters of Canadian federal income tax law, constitute a fair summary of the matters so discussed and applicable to those persons so described therein and defined as "U.S. Holders".

         (e) Arent Fox Kintner Plotkin & Kahn, United States counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date for the applicable Purchased Securities and addressed to the Representatives and to Skadden, Arps, Slate, Meagher & Flom, United States counsel to the Underwriters, to the effect that:

                  (i) Each of the United States Subsidiaries (as listed in a schedule attached to such opinion) is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or company power, as the case may be, and authority to own, lease, and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus;

         and all the outstanding shares of capital stock of each of such corporate Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable;

                  (ii) The Registration Statement and all post-effective amendments, if any, have become effective under the 1933 Act; the Indenture has been duly qualified under the 1939 Act; the Form T-1 was filed with the Commission prior to the effectiveness of the Registration Statement: any required filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act has been made in the manner and within the time period required by said Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such counsel's knowledge, are threatened by the Commission;

                  (iii) The Registration Statement and the Prospectus and each amendment or supplement thereto, and each Incorporated Document (other than the financial statements and related notes and financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects, as of their respective dates of filing with the Commission, with the requirements of the 1933 Act applicable to registration statements on Form S-3; provided that such counsel may state that in giving such opinion, it is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus;

                  (iv) No consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official in the United States is required on the part of the Company (except as have been obtained under the 1933 Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Purchased Securities) for the valid issuance and sale of the Purchased Securities to the Underwriters as contemplated by this Agreement and the Terms Agreement with respect to any Purchased Securities, nor will such issuance and sale result in any violation of any existing federal or New York law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws) (collectively, the "state securities laws"), judgment, injunction, order or decree known to such counsel and applicable to the Company or any of its properties, which violation would have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                  (v) To the extent that execution and delivery are matters governed by New York law, this Agreement and any Terms Agreement with respect to the Purchased Securities have been duly executed and delivered by the Company and each of this Agreement and such Terms Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law and (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                  (vi) To the extent that execution and delivery are matters governed by New York law, the Indenture has been duly executed and delivered by the Company and the Indenture is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law, (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws, (D) such counsel shall express no opinion with respect (i) to any provision imposing defaulted interest, penalties, forfeitures, increased interest rates and/or late payment charges upon delinquency in payment or occurrence of a default and (ii) the separability clause in Section 109 of the Indenture;

                  (vii) To the extent that execution and delivery are matters governed by New York law, the Purchased Securities have been duly executed and delivered by the Company and, assuming that the Purchased Securities have been duly authenticated by the Trustee in accordance with the terms of the Indenture, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) enforceability may be limited by principles of equity, whether considered in a proceeding in equity or at law and (C) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                  (viii) To the knowledge of such counsel, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of the United States Subsidiaries which are material to the Company and its subsidiaries taken as a whole, or to which the Company or any of the United States Subsidiaries, or any of their respective properties, is subject which are material to the Company and its subsidiaries taken as a whole, that are required to be described in the Registration Statement or Prospectus;

                  (ix) The Incorporated Documents (other than the financial statements and related notes and schedules and financial data included or incorporated therein, as to which such counsel need not express any opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; provided that such counsel may state that in giving such opinion, it is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in such documents;

                  (x) The statements made or incorporated by reference in the Prospectus with respect to litigation matters involving the Company comply as to form in all material respects with the requirements of the 1933 Act;

                  (xi) The statements made in the Prospectus under the captions "Description of Securities" and "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Purchased Securities are accurate, complete and fair in all material respects; and the statements relating to United States federal income tax laws and regulations under the caption "Certain Income Tax Considerations for United States Persons - Certain United States Federal Income Tax Considerations", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

                  (xii) The Company is not and upon consummation of the transactions contemplated by this Agreement and the Terms Agreement with respect to any Purchased Securities, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                  (xiii) Subject to applicable exceptions, under the laws of the State of New York and federal law relating to submission to jurisdiction, the Company has, pursuant to Section 11 of this Agreement and Section 114 of the Indenture (and as incorporated by reference in the Terms Agreement with respect to any Purchased Securities), validly submitted to the non-exclusive jurisdiction of any federal or state court in New York County in the state of New York in any action arising out of or relating to this Agreement and such Terms Agreement or the transactions contemplated hereby or thereby and has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has validly appointed CT Corporation System in Section 11 of this Agreement and Section 114 of the Indenture for the purposes described therein; and service of process effected in the manner set forth in Section 11 of this Agreement and Section 114 of the Indenture will be effective to confer valid personal jurisdiction over the Company in any such action.

         In addition, such counsel shall state that although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus (except as set forth in clauses (x) and (xi) of such opinion), such counsel has participated in the preparation of the Registration Statement and the Prospectus, including general review and discussion of the contents thereof (including the Incorporated Documents) but has made no independent check or verification thereof, and no facts have come to the attention of such counsel that cause them to believe that the Registration Statement at the time the Registration Statement became effective, or any amendment or supplement thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, and any amendment or supplement thereto, as of its respective date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements, schedules, pro forma financial statements and the notes thereto and other financial and statistical data included in the Registration Statement or the Prospectus).

         In rendering their opinion as aforesaid, counsel may, as to factual and accounting matters, rely upon written certificates or statements of officers of the Company, public and stock exchange officials, or of the auditors or the transfer agents of the Company and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to the Representatives and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

         (f) The Representatives shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (ii), (iii), (v), (vi) and (vii) of the foregoing paragraph (e) and such other related matters as the Representatives may request.

         (g) On the date of the Terms Agreement for such Purchased Securities, at a time prior to the execution of the Terms Agreement with respect to the Purchased Securities and at the Closing Date for such Purchased Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Closing Date, respectively, substantially in the forms heretofore approved by you.

         (h) (i) There shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business and for shares issued pursuant to share options and the Company's dividend reinvestment plan) from that set forth or contemplated in the Prospectus as amended prior to the date of the Terms Agreement relating to the Purchased Securities; and (ii) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by two officers of the Company acceptable to the Representatives, to the effect set forth in this
Section 7(h) and in Section 7(i) hereof.

         (i) On or after the date of the Terms Agreement relating to the Purchased Securities, there shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the 1933 Act, that (i) it is downgrading its rating assigned to any debt securities of the Company, or (ii) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

         (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use in connection therewith; provided however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

         (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such reasonable fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with the Representatives or among themselves, which firm shall be designated in writing by the Representatives, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless, to the extent provided in paragraph (a) above, any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, any Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8 are several in proportion to the respective numbers of Purchased Securities set forth opposite their names in Schedule I to the Terms Agreement relating to such Purchased Securities and not joint.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor pursuant to any Terms Agreement, and (iii) any termination of this Agreement or any Terms Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. Effective Date of Terms Agreement. This Agreement and each Terms Agreement shall become effective upon the execution and delivery thereof by the parties to such Terms Agreement.

         If any one or more of the Underwriters shall fail or refuse to purchase Purchased Securities which it or they are obligated to purchase under the Terms Agreement with respect to such Purchased Securities, and the aggregate principal amount of Purchased Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate principal amount of Purchased Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the principal amount of Purchased Securities set forth opposite its name in Schedule I to the Terms Agreement bears to the aggregate principal amount of Purchased Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify, to purchase the Purchased Securities which such defaulting Underwriter or Underwriters are obligated, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Purchased Securities and the aggregate principal amount of Purchased Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Purchased Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Purchased Securities by one or more non-defaulting Underwriters or other party or parties approved by the Representatives and the Company are not made within 36 hours after such default, the Terms Agreement with respect to such Purchased Securities will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of such Terms Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under such Terms Agreement. The term "Underwriter" as used in this Agreement and any Terms Agreement includes, for all purposes of this Agreement and such Terms Agreement, any party not listed in
Schedule I to such Terms Agreement who, with the approval of the Representatives and the Company, purchases Purchased Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         10. Termination of this Agreement and Terms Agreement. This Agreement and any Terms Agreement with respect to Purchased Securities shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of any Underwriter to the Company by notice to the Company, if at any time prior to the Closing Date for such Purchased Securities (i) trading in securities generally on the New York Stock Exchange, is suspended or materially limited, (ii) a general moratorium on commercial banking activities is declared in New York, or the Provinces of Ontario or Saskatchewan by any federal or state authority in New York, or any federal or provincial authority in the Provinces of Ontario or Saskatchewan, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States or Canada is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to commence or continue the offering of the Securities at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Securities by the Underwriters.

         Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         11. Appointment of Agent for Service. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (or any successor) (together with any such successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement, the Terms Agreement with respect to any Purchased Securities or the Securities that may be instituted in any federal or state court in New York County in the state of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and
(iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Saskatoon, Saskatchewan, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for six years from the date hereof. The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit or proceeding brought in such a court and any claim that any such suit or proceeding brought in such a court has been brought in an inconvenient forum.

         12. Miscellaneous. Except as otherwise provided in Sections 6, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company at, Suite 500, 122-1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3, Attention: Chief Financial Officer; or (ii) if to the Representatives of the several Underwriters, care of the lead manager.

         This Agreement and each Terms Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

         13. Applicable Law; Counterparts. This Agreement and each Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement and each Terms Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                                                                         ANNEX I
                                 TERMS AGREEMENT
[NAME OF LEAD MANAGER]
[OTHER REPRESENTATIVES]
  As Representatives of the several
  Underwriters named in Schedule I hereto, c/o [Name of Lead Manager]
[address of Lead Manager]
                                                                          , 19..
Ladies and Gentlemen:

         Potash Corporation of Saskatchewan Inc., a Saskatchewan corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June , 1997 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Purchased Securities"), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in said Schedule II, the principal amount of Purchased Securities set forth opposite the name of such Underwriter in said
Schedule I. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Purchased Securities which are the subject of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         If the foregoing is in accordance with your understanding, please sign and return to us ___________ counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        POTASH CORPORATION OF SASKATCHEWAN INC.

                                        By____________________________________

                                        By____________________________________


Confirmed as of the date first above
mentioned on behalf of themselves and
the other several Underwriters named in
Schedule I hereto.

[NAME OF LEAD MANAGER]
[OTHER REPRESENTATIVES]

     As Representatives of the Several Underwriters

By [Lead Manager]

By________________________
     Authorized Officer

                                   SCHEDULE I

                                                                                     Principal
                                                                                     Amount of
                                                                                     Purchased
                                                                                    Securities
                                                                                       to be
                      Underwriter                                                    Purchased
                      -----------                                                    ---------
[NAME OF LEAD MANAGER]                                                              $
[Name(s) of Co-Representative(s)]

[NAMES OF OTHER UNDERWRITERS]

                  Total                                                             $

                                   SCHEDULE II

TITLE OF PURCHASED SECURITIES:

         [  %] [Floating Rate] [Zero Coupon] [Notes]
         [Debentures] due           ,

AGGREGATE PRINCIPAL AMOUNT:

         [$]

PRICE TO PUBLIC AND PURCHASE PRICE BY UNDERWRITERS:

         % of the principal amount of the Purchased Securities, plus accrued interest[, if any,] from to [and accrued amortization[, if any,] from
         to          ]

UNDERWRITING COMMISSION:

         % of the principal amount of the Purchased Securities

FORM OF PURCHASED SECURITIES:

         [Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Closing Date at the office of [The Depository Trust Company or its designated custodian] [the Representatives]]

         [Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Closing Date at the office of DTC.]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Same day funds, to be paid by wire transfer, net of Underwriting commission

CLOSING DATE:

         a.m. (New York City time),                  , 19

INDENTURE:

         Indenture dated                ,  19      , between the Company and
                               , as Trustee

MATURITY:

INTEREST RATE:

         [   %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

         [months and dates, commencing ....................., 19..]

REDEMPTION PROVISIONS:

         [No provisions for redemption]

              [The Purchased Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$ ] or an integral multiple thereof, [on or after
             , at the following redemption prices (expressed in percentages of
         principal amount). If [redeemed on or before     ,    %, and if]
         redeemed during the 12-month period beginning       ,

                                                              REDEMPTION
                           YEAR                                    PRICE
                           ----                                    -----



         and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

         [on any interest payment date falling on or after        ,    , at the
         election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

         [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

         [Restriction on refunding]

SINKING FUND PROVISIONS:

         [No sinking fund provisions]

         [The Purchased Securities are entitled to the benefit of a sinking fund
         to retire [$       ] principal amount of Purchased Securities on
         in each of the years     through

                  at 100% of their principal amount plus accrued interest [, together with [cumulative] [noncumulative] redemptions at the option of
         the Company to retire an additional [$    ]
         principal amount of Purchased Securities in the years         through
                at 100% of their principal amount plus accrued interest.]

               [If Purchased Securities are extendable debt securities, insert--

EXTENDABLE PROVISIONS:

         Purchased Securities are repayable on      ,     [insert date and
         years], at the option of the holder, at their principal amount with
         accrued interest. The initial annual interest rate will be    %, and
         thereafter the annual interest rate will be adjusted on     ,     and
         to     a rate not less than    % of the effective annual interest
         rate on U.S. Treasury obligations with   -year maturities as of the
         [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

            [If Purchased Securities are floating rate debt securities, insert--

FLOATING RATE PROVISIONS:

         Initial annual interest rate will be % through [and thereafter will be
         adjusted [monthly] [on each         ,           , and      ] [to an
         annual rate of % above the average rate for   -year
         [month][securities][certificates of deposit] issued by       and
               [insert names of banks].] [and the annual interest rate
         [thereafter] [from       through        ] will be the interest yield
         equivalent of the weekly average per annum market discount rate for
             -month Treasury bills plus % of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum
         market discount rate for -month Treasury bills); [from      and
         thereafter the rate will be the then current interest yield equivalent plus % of Interest Differential].]

DEFEASANCE PROVISIONS:

CLOSING LOCATION FOR DELIVERY OF PURCHASED SECURITIES:

CLOSING LOCATION:

ADDITIONAL CLOSING CONDITIONS:

         Paragraph 7(i) of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency. The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended):


                  "; ( ) the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency]".

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives:

         Address for Notices, etc.:

[OTHER TERMS]:(1)














--------
(1) A description of particular tax, accounting or other unusual features (such as the addition of event risk provisions) of the Purchased Securities should be set forth, or referred to an attached and accompanying description, if necessary, to ensure agreement as to the terms of the Purchased Securities to be purchased and sold. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.

                                  SCHEDULE III


[MATERIAL SUBSIDIARIES]


                                       8